Exhibit 99.1

Air Products and Chemicals, Inc.

7201 Hamilton Boulevard

Allentown, PA 18195-1501

www.airproducts.com

Air Products Reports Fiscal Q3 Financial Results

Third Quarter Summary

•	Sales of $2.5 billion up nine percent versus prior year

•	EPS of $1.36 on a continuing operations basis

•	Announced two new LNG heat exchanger orders including first in U.S.

•	EPCO acquisition enhances North America Merchant Gases

LEHIGH VALLEY, Pa. (July 23, 2013) – Air Products (NYSE:APD) today reported net income of $288 million and diluted earnings per share (EPS) of $1.36, on a continuing operations basis, for its fiscal third quarter ended June 30, 2013, down five* percent and four* percent respectively versus prior year.

The discussion of third quarter results and guidance in this release is based on non-GAAP continuing operations. A reconciliation to GAAP results can be found on pages four and five of this release.*

Third quarter revenues of $2,547 million increased nine percent versus prior year, with underlying sales down two percent due to the previously announced decision to exit the Polyurethane Intermediates (PUI) business. Acquisitions contributed six percent and higher energy cost pass-through increased sales five percent. Operating income of $383 million decreased three percent versus prior year. Operating margin of 15 percent was down 200 basis points versus prior year, primarily on higher pension costs, higher energy pass-through, acquisitions and under-recovery of higher power costs in Merchant Gases.

Sequential sales increased three percent, primarily due to seasonally stronger volumes in Merchant Gases and Performance Materials. Operating income declined two percent sequentially on higher Merchant costs, and pension costs.

Commenting on the third quarter, John McGlade, chairman, president and chief executive officer, said, “Productivity and solid execution offset continued economic weakness, enabling us to deliver earnings within guidance. We remain focused on delivering on our commitments and executing on our $3 billion backlog — and we expect these projects to be immediately accretive to earnings and cash flow as they come online. As stated previously, we are actively assessing additional actions that we can take that would result in increased value to our shareholders. While our review continues, we have already identified further actions we expect to take to improve margins and returns.”

•

Merchant Gases sales of $1,033 million increased 18 percent versus the prior year on stronger volumes and the Indura acquisition. Underlying sales increased two percent, primarily in the U.S. and Canada. Operating income of $165 million was flat versus prior year, with Indura profits and the higher volumes offset by higher pension costs and under-recovery of higher power costs. Sequentially, sales increased three percent as stronger volumes more than offset the effect of unfavorable currency. Operating income was down two percent sequentially, primarily on higher costs.

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Tonnage Gases sales of $846 million increased ten percent versus the prior year on higher energy pass-through, partially offset by lower PUI volumes. Operating income of $120 million decreased 11 percent versus prior year and was down two percent, excluding PUI, mainly due to planned maintenance costs due to scheduled customer outages. Sequential sales increased five percent due to higher energy pass-through. Sequential operating income was flat, excluding PUI, with bonus reliability payment timing offset by lower overhead costs.

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•

Electronics and Performance Materials sales of $566 million declined six percent versus prior year, primarily due to lower Electronics process materials volumes and equipment sales. Operating income of $87 million decreased four percent versus prior year on lower Electronics volumes and Performance Materials price and product mix. Sequential sales increased three percent primarily on higher volumes. Sequential operating income increased 12 percent, largely on higher volumes in Electronics materials and Performance Materials.

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Equipment and Energy sales of $104 million increased nine percent versus prior year, primarily due to higher LNG project activity. Operating income of $16 million was up 63 percent versus prior year on the higher LNG project activity and lower development spending. Sequentially, sales decreased 16 percent and operating income declined 22 percent due to lower project activity. The sales backlog of $327 million is unchanged versus prior quarter.

Outlook

Looking ahead, McGlade said, “While our outlook for the remainder of our fiscal year continues to be tempered by the modest economic growth, our focus on increasing shareholder value remains unwavering. Our emphasis on cost reduction, productivity improvement and disciplined project execution remain key priorities. Our future prospects are solid given our record project backlog and the significant leverage in our existing assets.”

Air Products expects fourth quarter adjusted EPS from continuing operations to be between $1.44 and $1.50 per share. The company’s adjusted guidance for continuing operations for fiscal 2013 is a range of $5.47 to $5.53 per share.

Access the Q3 earnings teleconference scheduled for 10:00 a.m. Eastern Time on July 23 by calling 719-325-2332 and entering pass code 5859980, or access event details on our website.

About Air Products

Air Products (NYSE:APD) provides atmospheric, process and specialty gases; performance materials; equipment; and technology. For over 70 years, the company has enabled customers to become more productive, energy efficient and sustainable. More than 20,000 employees in over 50 countries supply innovative solutions to the energy, environment and emerging markets. These include semiconductor materials, refinery hydrogen, coal gasification, natural gas liquefaction, and advanced coatings and adhesives. In fiscal 2012, Air Products had sales approaching $10 billion. For more information, visit www.airproducts.com.

Note: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements about earnings guidance and business outlook. These forward-looking statements are based on management’s reasonable expectations and assumptions as of the date of this release. Actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors not anticipated by management, including, without limitation, further deterioration in global or regional economic and business conditions; weakening demand for the Company’s products and services; future financial and operating performance of major customers; unanticipated contract terminations or customer cancellations or postponement of projects and sales; the success of commercial negotiations; asset impairments or losses due to a decline in profitability of or demand for certain of the Company’s products or businesses, or specific product or customer events; the impact of competitive products and pricing; interruption in ordinary sources of supply of raw materials; the ability to recover unanticipated increased energy and raw material costs from customers; costs and outcomes of litigation or regulatory investigations; the success of productivity programs; the timing, impact, and other uncertainties of

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future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies from that currently anticipated; the impact of changes in environmental, tax or other legislation and regulations in jurisdictions in which the Company and its affiliates operate; the impact on the effective tax rate of changes in the mix of earnings among our U.S. and international operations; and other risk factors described in the Company’s Form 10K for its fiscal year ended September 30, 2012. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this document to reflect any change in the Company’s assumptions, beliefs or expectations or any change in events, conditions, or circumstances upon which any such forward-looking statements are based.

Media Inquiries:

George Noon, tel: (610) 481-1990; e-mail: noong@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; e-mail: mooresr@airproducts.com.

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*	The presentation of non-GAAP measures is intended to enhance the usefulness of financial information by providing measures which our management uses internally to evaluate our baseline performance on a comparable basis. Presented below are reconciliations of the reported GAAP results to the non-GAAP measures.

RECONCILIATION

NON-GAAP MEASURE

(Unaudited)

CONSOLIDATED RESULTS

	Q3
	Continuing Operations
	Operating Income	Operating Margin (a)		Income	Diluted EPS
2013 GAAP	$383.1	15.0%		$287.8	$1.36
2012 GAAP	482.8	20.6%		357.2	1.66
Change GAAP	$(99.7)	(560	bp)	$(69.4)	$(.30)
% Change GAAP	(21)%			(19)%	(18)%

2013 GAAP	$383.1	15.0%		$287.8	$1.36
2013 Non-GAAP Measure	$383.1	15.0%		$287.8	$1.36

2012 GAAP	$482.8	20.6%		$357.2	$1.66
Gain on previously held equity interest (tax impact $31.3)	(85.9)	(3.6)%		(54.6)	(.25)
2012 Non-GAAP Measure	$396.9	17.0%		$302.6	$1.41

Change Non-GAAP Measure	$(13.8)	(200	bp)	$(14.8)	$(.05)
% Change Non-GAAP Measure	(3)%			(5)%	(4)%

(a)	Operating margin is calculated by dividing operating income by sales.

ELECTRONICS AND PERFORMANCE MATERIALS

Q3
Operating Income
2013 GAAP	$86.8
2012 GAAP	176.7
Change GAAP	$(89.9)
% Change GAAP	(51)%

2013 GAAP	$86.8
2013 Non-GAAP Measure	$86.8

2012 GAAP	$176.7
Gain on previously held equity interest	(85.9)
2012 Non-GAAP Measure	$90.8

Change Non-GAAP Measure	$(4.0)
% Change Non-GAAP Measure	(4)%

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Capital Expenditures

We utilize a non-GAAP measure in the computation of capital expenditures and include spending associated with facilities accounted for as capital leases and purchases of noncontrolling interests. Certain contracts associated with facilities that are built to provide product to a specific customer are required to be accounted for as leases and such spending is reflected as a use of cash within cash provided by operating activities, if the arrangement qualifies as a capital lease. Additionally, the purchase of noncontrolling interests in a subsidiary is accounted for as an equity transaction and will be reflected as a financing activity in the statement of cash flows.

The presentation of this non-GAAP measure is intended to enhance the usefulness of information by providing a measure which our management uses internally to evaluate and manage our expenditures.

Below is a reconciliation of capital expenditures on a GAAP basis to a non-GAAP measure.

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2013	2012	2013	2012
Capital expenditures – GAAP basis	$533.7	$733.2	$1,240.8	$1,515.7
Capital lease expenditures	52.4	63.9	179.1	139.9
Purchase of noncontrolling interests	12.3	—	12.6	6.3
Capital expenditures – Non-GAAP basis	$598.4	$797.1	$1,432.5	$1,661.9

	FY2013 Forecast	FY2012
Capital expenditures – GAAP basis	$1,650-1,750	$2,559.8
Capital lease expenditures/Purchase of noncontrolling interests	250-350	218.5
Capital expenditures – Non-GAAP basis	$1,900-2,100	$2,778.3

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars, except for share data)	2013	2012	2013	2012
Sales	$2,547.3	$2,340.1	$7,593.9	$7,005.9
Cost of sales	1,875.5	1,690.8	5,589.2	5,128.9
Selling and administrative	271.3	230.4	806.1	698.8
Research and development	33.5	32.5	99.1	90.3
Business restructuring and cost reduction plans	—	—	—	86.8
Gain on previously held equity interest	—	85.9	—	85.9
Other income, net	16.1	10.5	45.7	37.5
Operating Income	383.1	482.8	1,145.2	1,124.5
Equity affiliates’ income	44.2	41.7	125.4	114.3
Interest expense	35.4	26.0	106.4	84.8
Income from Continuing Operations before Taxes	391.9	498.5	1,164.2	1,154.0
Income tax provision	94.1	133.3	282.1	269.5
Income from Continuing Operations	297.8	365.2	882.1	884.5
Income from Discontinued Operations, net of tax	.6	127.3	3.1	166.5
Net Income	298.4	492.5	885.2	1,051.0
Less: Net Income Attributable to Noncontrolling Interests	10.0	8.0	28.1	22.4
Net Income Attributable to Air Products	$288.4	$484.5	$857.1	$1,028.6

Net Income Attributable to Air Products
Income from continuing operations	$287.8	$357.2	$854.0	$862.1
Income from discontinued operations	.6	127.3	3.1	166.5
Net Income Attributable to Air Products	$288.4	$484.5	$857.1	$1,028.6

Basic Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.38	$1.69	$4.08	$4.08
Income from discontinued operations	—	.60	.02	.79
Net Income Attributable to Air Products	$1.38	$2.29	$4.10	$4.87

Diluted Earnings Per Common Share Attributable to Air Products
Income from continuing operations	$1.36	$1.66	$4.03	$4.02
Income from discontinued operations	—	.60	.01	.77
Net Income Attributable to Air Products	$1.36	$2.26	$4.04	$4.79

Weighted Average Common Shares – Basic (in millions)	209.4	211.5	209.3	211.0
Weighted Average Common Shares – Diluted (in millions)	211.9	214.7	211.9	214.6
Dividends Declared Per Common Share – Cash	$.71	$.64	$2.06	$1.86

Other Data from Continuing Operations
Depreciation and amortization	$229.7	$212.2	$674.4	$620.5
Capital expenditures on a Non-GAAP basis (see page 5 for reconciliation)	598.4	797.1	1,432.5	1,661.9

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Millions of dollars)	30 June 2013	30 September 2012
Assets
Current Assets
Cash and cash items	$418.8	$454.4
Trade receivables, net	1,616.0	1,544.7
Inventories	705.9	786.6
Contracts in progress, less progress billings	166.2	190.8
Prepaid expenses	137.1	81.7
Other receivables and current assets	428.3	342.0
Current assets of discontinued operations	8.4	15.6
Total Current Assets	3,480.7	3,415.8
Investment in net assets of and advances to equity affiliates	1,203.3	1,175.7
Plant and equipment, at cost	18,867.7	18,046.2
Less: accumulated depreciation	10,202.0	9,805.6
Plant and equipment, net	8,665.7	8,240.6
Goodwill	1,615.1	1,598.4
Intangible assets, net	716.9	761.6
Noncurrent capital lease receivables	1,441.9	1,328.9
Other noncurrent assets	348.3	393.6
Noncurrent assets of discontinued operations	19.4	27.2
Total Noncurrent Assets	14,010.6	13,526.0
Total Assets	$17,491.3	$16,941.8

Liabilities and Equity
Current Liabilities
Payables and accrued liabilities	$1,811.0	$1,927.7
Accrued income taxes	61.5	48.5
Short-term borrowings	1,406.0	633.4
Current portion of long-term debt	76.1	74.3
Current liabilities of discontinued operations	3.1	6.0
Total Current Liabilities	3,357.7	2,689.9
Long-term debt	4,648.2	4,584.2
Other noncurrent liabilities	1,707.5	1,980.9
Deferred income taxes	714.7	670.8
Noncurrent liabilities of discontinued operations	—	.2
Total Noncurrent Liabilities	7,070.4	7,236.1
Total Liabilities	10,428.1	9,926.0

Redeemable Noncontrolling Interest	371.8	392.5

Air Products Shareholders’ Equity	6,540.8	6,477.2
Noncontrolling Interests	150.6	146.1
Total Equity	6,691.4	6,623.3
Total Liabilities and Equity	$17,491.3	$16,941.8

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended 30 June
(Millions of dollars)	2013	2012
Operating Activities
Net Income	$885.2	$1,051.0
Less: Net income attributable to noncontrolling interests	28.1	22.4
Net income attributable to Air Products	$857.1	$1,028.6
Income from discontinued operations	(3.1)	(166.5)
Income from continuing operations attributable to Air Products	$854.0	$862.1
Adjustments to reconcile income to cash provided by operating activities:
Depreciation and amortization	674.4	620.5
Deferred income taxes	8.4	113.1
Benefit from Spanish tax ruling	—	(58.3)
Gain on previously held equity interest	—	(85.9)
Undistributed earnings of unconsolidated affiliates	(47.6)	(42.8)
Share-based compensation	33.0	36.2
Noncurrent capital lease receivables	(124.2)	(204.1)
Other adjustments	161.7	74.4
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
Trade receivables	(88.9)	(71.9)
Inventories	68.5	(18.8)
Contracts in progress, less progress billings	(3.9)	(16.7)
Other receivables	(65.9)	8.6
Payables and accrued liabilities	(139.8)	30.0
Other working capital	(19.9)	29.8
Pension plan contributions	(258.6)	(31.6)
Cash Provided by Operating Activities	1,051.2	1,244.6
Investing Activities
Additions to plant and equipment	(1,115.4)	(1,166.5)
Acquisitions, less cash acquired	(125.6)	(173.8)
Investment in and advances to unconsolidated affiliates	.2	(175.4)
Proceeds from sale of assets and investments	25.4	13.5
Change in restricted cash	—	60.9
Other investing activities	(2.8)	—
Cash Used for Investing Activities	(1,218.2)	(1,441.3)
Financing Activities
Long-term debt proceeds	522.1	409.6
Payments on long-term debt	(415.7)	(477.6)
Net increase (decrease) in commercial paper and short-term borrowings	780.8	(171.5)
Dividends paid to shareholders	(416.8)	(379.4)
Purchase of treasury shares	(461.6)	(53.1)
Proceeds from stock option exercises	133.1	88.7
Excess tax benefit from share-based compensation	24.6	20.2
Payment for subsidiary shares from noncontrolling interests	(12.6)	(58.4)
Other financing activities	(28.8)	(16.1)
Cash Provided by (Used for) Financing Activities	125.1	(637.6)
Discontinued Operations
Cash provided by operating activities	13.3	32.1
Cash (used for) provided by investing activities	(1.2)	766.4
Cash provided by financing activities	—	—
Cash Provided by Discontinued Operations	12.1	798.5
Effect of Exchange Rate Changes on Cash	(5.8)	(25.5)
Decrease in Cash and Cash Items	(35.6)	(61.3)
Cash and Cash Items – Beginning of Year	454.4	422.5
Cash and Cash Items – End of Period	$418.8	$361.2

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

SUMMARY BY BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended 30 June		Nine Months Ended 30 June
(Millions of dollars)	2013	2012	2013	2012
Sales to External Customers
Merchant Gases	$1,032.5	$874.1	$3,044.8	$2,645.4
Tonnage Gases	845.5	767.4	2,552.4	2,360.7
Electronics and Performance Materials	565.7	603.8	1,663.5	1,706.0
Equipment and Energy	103.6	94.8	333.2	293.8
Segment and Consolidated Totals	$2,547.3	$2,340.1	$7,593.9	$7,005.9

Operating Income
Merchant Gases	$164.9	$164.6	$504.0	$483.4
Tonnage Gases	119.9	134.3	381.2	371.1
Electronics and Performance Materials (A)	86.8	176.7	225.6	340.3
Equipment and Energy	16.0	9.8	45.0	26.9
Segment Total	$387.6	$485.4	$1,155.8	$1,221.7
Business restructuring and cost reduction plans	—	—	—	(86.8)
Other	(4.5)	(2.6)	(10.6)	(10.4)
Consolidated Total	$383.1	$482.8	$1,145.2	$1,124.5

(A)	The gain on remeasuring our previously held equity interest in DA NanoMaterials is reflected in 2012.

(Millions of dollars)	30 June 2013	30 September 2012
Identifiable Assets (B)
Merchant Gases	$6,598.5	$6,428.5
Tonnage Gases	5,241.7	5,059.8
Electronics and Performance Materials	2,874.9	2,930.3
Equipment and Energy	575.6	379.3
Segment Total	$15,290.7	$14,797.9
Other	969.5	925.4
Discontinued operations	27.8	42.8
Consolidated Total	$16,288.0	$15,766.1

(B)	Identifiable assets are equal to total assets less investment in net assets of and advances to equity affiliates.

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AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. BUSINESS COMBINATIONS

On 31 May 2013, we acquired EPCO Carbondioxide Products, Inc., the largest independent U.S. producer of liquid carbon dioxide (CO2). This acquisition expands our North American offerings of bulk industrial process gases. In addition, we acquired Wuxi Chem-Gas Company, Ltd. on 1 April 2013. This acquisition provides us with additional gases presence in the Jiangsu Province of China. The acquisitions were accounted for as business combinations, and their results of operations were consolidated within the Merchant Gases business segment after the acquisition dates. The aggregate purchase price, net of cash acquired, for these acquisitions was $134.